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EXHIBIT 23.2

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-40457, 333-40459, 333-40461, 333-40333,
333-43622 and 333-67440) of Hypercom Corporation of our reports dated July 20, 1999 relating to the financial statements and financial statement schedule, which appear in this Form 10-K.

                                                  /s/ PRICEWATERHOUSECOOPERS LLP

Phoenix, Arizona
March 29, 2002